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                                                                   EXHIBIT 10.78


LEASE SCHEDULE NO. 1000065542
                                                                 FINANCING LEASE

Master Lease Agreement dated April 24, 1998

Lessor:  Banc One Leasing Corporation

Lessee: MEADOW VALLEY CONTRACTORS, INC.

1. GENERAL. This Lease Schedule is signed and delivered under the Master Lease Agreement identified above, as amended from time to time ("Master Lease"), between Lessee and Lessor. Capitalized terms defined in the Master Lease will have the same meanings when used in this Schedule.

2. FINANCING. Lessor finances for Lessee, and Lessee finances with Lessor, all of the property ("Equipment") described below or in Schedule A-1 attached hereto (and Lessee represents that all Equipment is new unless specifically identified as used):

3.  AMOUNT FINANCED. $1,091,685.00

4. FINANCING TERM. The Lease Term of this Schedule shall be Eighty-four (84) months. The Lease Term begins on the Commencement Date and continues for the number of months after the Commencement Date as stated above. The Acceptance Date is the date that Lessor accepts this Schedule as stated below Lessor's signature. The Commencement Date is the 24th day of the month in which the Acceptance Date occurs.

5. INSTALLMENT PAYMENTS. As financing for the Equipment, Lessee shall pay to Lesser all amounts stated below on the due dates stated below. There shall be added to each installment payment all applicable Taxes as in affect from time to time.

        MONTHLY INSTALLMENT PAYMENT (excluding Taxes): $16,669.24

        FREQUENCY & TIMING OF INSTALLMENT PAYMENTS: monthly in arrears

        NUMBER OF INSTALLMENT PAYMENTS: Eighty-four (84)

        INSTALLMENT PAYMENT DUE DATES: The first installment payment shall be paid one month from the Commencement Date and all subsequent installment payments shall be paid on the same day of each month thereafter.

        SET-UP/FILING FEE: $200.00 which shall be paid on the Commencement Date. SECURITY DEPOSIT: $0.00 which shall be paid on the Commencement Date.

6. SECURITY INTEREST. This Schedule is intended to be a secured debt financing transaction, not a true lease. See Paragraph 7 below regarding Lessee's ownership of the Equipment. As collateral security for payment and performance of all Secured Obligations (defined in Paragraph 8 below) and to induce Lessor to extend credit from time to time to Lessee (under the Lease or otherwise), Lessee hereby grants to Lessor a first priority security interest in all of Lessee's right, title and interest in the Equipment, whether now existing or hereafter acquired, any sums specified in this Schedule as a "Security Deposit", and in all Proceeds (defined in Paragraph 8 below). At its option, Lessor may apply all or any part of any Security Deposit to cure any default of Lessee under the Lease. If upon final termination of this Schedule, Lessee has fulfilled all of the terms and conditions hereof, then Lessor shall pay to Lessee upon Lessee's written request any remaining balance of the Security Deposit for this Schedule, without interest.

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7.   TITLE TO EQUIPMENT; FIRST PRIORITY LIEN. Lease represents, warrants and agrees: that Lessee currently is the lawful owner of the Equipment; that good and marketable title to the Equipment shall remain with Lessee at all times; that Lessee has granted to Lessor a first priority security interest in the Equipment and all Proceeds; and that the Equipment and all Proceeds are, and at all times shall be, free and clear of any Liens other than Lessor's security therein. Lessee at its sole expense will protect and defend Lessor's first priority security interest in the Equipment against all claims and demands whatsoever.

8. CERTAIN DEFINITIONS. "Secured Obligations" means (a) all payments and other obligations of Lessee under or in connection with this Schedule, and (b) all payments and other obligations of Lessee (whether now existing or hereafter incurred) under or in connection with the Master Lease and all present and future Lease Schedules thereto, and (c) all other leases, indebtedness, liabilities and/or obligations of any kind (whether now existing or hereafter incurred, absolute or contingent, direct or indirect) of Lessee to Lessor or to any affiliate of either Lessor or BANC ONE CORPORATION. "Proceeds" means all cash and non-cash proceeds of the Equipment including, without limitation, proceeds of insurance, indemnities and/or warranties.

9. AMENDMENTS TO MASTER LEASE. For purposes of this Schedule only, Lessee and Lessor agree to amend the Master Lease as follows: (a) public liability or property insurance as described in the second sentence of Section 8 will not be required; (b) the definition of "Stipulated Loss Value" in clause (b) of Section 9 is deleted and replaced by Paragraph 10 below; (c) the text of Section 10 is deleted in its entirety; (d) Subsections 23(a), 23(c) and 23(d) are deleted; (e) subsection 23(b) and the last sentence of section 4 will apply only if an event of default occurs; and (f) all references in the Lease as it relates to this Schedule to "Lessee"and "Lessor" shall be changed to "Borrower" and "Lender" respectively.

10. STIPULATED LOSS VALUE. For purposes of this Schedule only, the "Stipulated Loss Value" of any item of Equipment during its Lease Term equals the aggregate of the following as of the date specified by Lessor: (a) all accrued and unpaid interest, late charges and other amounts due under this Schedule and the Master Lease to the extent it relates to this Schedule as of such specified date, plus
(b) the remaining principal balance due and payable by Lessee under this Schedule as of such specified date, plus (c) interest on the amount described in the foregoing clauses (a) and (b) at the Overdue Rate commencing with the specified date; provided, that the foregoing calculation shall not exceed the maximum amount which may be collected by Lessor from Lessee under the applicable law in connection with enforcement of Lessor's rights under this Schedule and the Master Lease to the extent it relates to this Schedule.

11. LESSEE TO PAY ALL TAXES. For purposes of this Schedule and its Equipment only: Lessee shall pay any and all Taxes relating to this Schedule and its Equipment directly to the applicable taxing authority; Lessee shall prepare and file all reports or returns concerning any such Taxes as may be required by applicable law or regulation (provided, that Lessor shall not be identified as the owner of the Equipment in such reports or returns); and Lessee shall, upon Lessor's request, send Lessor evidence of payment of such Taxes and copies of any such reports or returns.

12. LESSEE'S ASSURANCES. Lessee irrevocably and unconditionally: (a) reaffirms all of the terms and conditions of the Master Lease and agrees that the Master Lease remains in full force and effect; (b) agrees that the Equipment is and will be used at all times solely for commercial purposes, and not for personal, family or household purposes; and (c) incorporates all of the terms and conditions of the Master Lease as if fully set forth in this Schedule.

13. REPRESENTATIONS AND WARRANTIES: Lessee represents and warrants that: (a) Lessee is a corporation, partnership or proprietorship duly organized, validly existing and in good standing under the laws of the state of its organization and is qualified to do business and is in good standing under the laws of each other state in which the Equipment is or will be located; (b) Lessee has full power, authority and legal right to sign, deliver and perform the Master Lease, this Schedule and all related documents and such actions have been duly authorized by all necessary corporate/partnership/proprietorship action; and (c) the Master Lease, this Schedule and each related document has been duly signed and delivered by Lessee and each

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such document constitutes a legal, valid and binding obligation of Lessee enforceable in accordance with its terms.

14. CONDITIONS. No lease of Equipment under this Schedule shall be binding on Lessor, and Lessor shall have no obligation to purchase the Equipment covered hereby unless: (a) Lessor has received evidence of all required insurance; (b) in Lessor's sole judgment, there has been no material adverse change in the financial condition or business of Lessee or any guarantor; (c) Lessee has signed and delivered to Lessor this Schedule, which must be satisfactory to Lessor, and Lessor has signed and accepted this Schedule; (d) no change in the Code or any regulation thereunder, which in Lessor's sole judgment would adversely affect the economics to Lessor of the lease transaction, shall have occurred or shall appear to be imminent; (e) Lessor has received, in form and substance satisfactory to Lessor, such other documents and information as Lessor shall reasonably request; and (f) Lessee has satisfied all other reasonable conditions established by Lessor.

15. OTHER DOCUMENTS: EXPENSES: Lessee agrees to sign and deliver to Lessor any additional documents deemed desirable by Lessor to effect the terms of the Master Lease or this Schedule including, without limitation, Uniform Commercial Code financing statements which Lessor is authorized to file with the appropriate filing officers. Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact with full power and authority in the place of Lessee and in the name of Lessee to prepare, sign, amend, file or record any Uniform Commercial Code financing statements or other documents deemed desirable by Lessor to perfect, establish or give notice of Lessor's interests in the Equipment or in any collateral as to which Lessee has granted Lessor a security interest. Lessee shall pay upon Lessor's written request any actual out-of-pocket costs and expenses paid or incurred by Lessor in connection with the above terms of this section or the funding and closing of this Schedule.

16. PURCHASE ORDERS AND ACCEPTANCE OF EQUIPMENT. Lessee agrees that (i) Lessor has not selected, manufactured, sold or supplied any of the Equipment, (ii) Lessee has selected all of the Equipment and its suppliers, and (iii) Lessee has received a copy of, and approved, the purchase orders or purchase contracts for the Equipment. AS BETWEEN LESSEE AND LESSOR, LESSEE AGREES THAT: (A) LESSEE HAS RECEIVED, INSPECTED AND APPROVED ALL OF THE EQUIPMENT; (B) ALL EQUIPMENT IS IN GOOD WORKING ORDER AND COMPLIES WITH ALL PURCHASE ORDERS OR CONTRACTS AND ALL APPLICABLE SPECIFICATIONS; (C) LESSEE IRREVOCABLY ACCEPTS ALL EQUIPMENT FOR PURPOSES OF THE LEASE "AS-IS, WHERE-IS" WITH ALL FAULTS; AND (D) LESSEE UNCONDITIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO REVOKE ITS ACCEPTANCE OF THE EQUIPMENT.

LESSEE HAS READ AND UNDERSTOOD ALL OF THE TERMS OF THIS SCHEDULE. LESSEE AGREES THAT THERE ARE NO ORAL OR UNWRITTEN AGREEMENTS WITH LESSOR REGARDING THE EQUIPMENT OR THIS SCHEDULE.

BANC ONE LEASING CORPORATION                    MEADOW VALLEY CONTRACTORS, INC.
(Lessor)                                        (Lessee)

By: [SIGNATURE                                  By: /s/ Gary W. Burnell
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Title: MGR, FUND/NG                             Title: VP/CFO
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Acceptance Date: 4/24/98                        Witness: Tortina M. Bunton
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